EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTY, FIRST AMENDMENT TO SECURITY AGREEMENT AND LENDER JOINDER AGREEMENT
Dated as of August 2, 2019
among
FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,
as the Company,
FLEETCOR TECHNOLOGIES, INC.,
as the Parent,
THE DESIGNATED BORROWERS PARTY HERETO,
CAMBRIDGE MERCANTILE CORP. (U.S.A.),
as the Additional Borrower,
THE OTHER GUARANTORS PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer,
and
THE OTHER LENDERS PARTY HERETO
MUFG BANK, LTD. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.),
PNC CAPITAL MARKETS, LLC,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
TD BANK, N.A.
as Co‑Syndication Agents
BMO HARRIS BANK N.A.,
CAPITAL ONE, NATIONAL ASSOCIATION,
FIFTH THIRD BANK,
MIZUHO BANK, LTD.,
REGIONS BANK
and
THE BANK OF NOVA SCOTIA,
as Co‑Documentation Agents
ROYAL BANK OF CANADA
and
SANTANDER BANK, NATIONAL ASSOCIATION,
as Co-Managing Agents
BOFA SECURITIES, INC.,
MUFG BANK, LTD. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.),
PNC CAPITAL MARKETS, LLC,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

SIXTH AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTY, FIRST AMENDMENT TO SECURITY AGREEMENT AND LENDER JOINDER AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, FIRST AMENDMENT TO GUARANTY, FIRST AMENDMENT TO SECURITY AGREEMENT AND LENDER JOINDER AGREEMENT (this “Amendment”) dated as of August 2, 2019 (the “Sixth Amendment Effective Date”) is entered into among FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a Georgia limited liability company (the “Company”), FLEETCOR TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), the Designated Borrowers party hereto (including FleetCor Luxembourg Holding2, a société à responsabilité limitée incorporated under the laws of the Grand-Duchy of Luxembourg, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 121.980), Cambridge Mercantile Corp. (U.S.A.), a Delaware corporation (the “Additional Borrower”), the other Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below) as amended hereby.

RECITALS

WHEREAS pursuant to that certain Credit Agreement, dated as of October 24, 2014 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), among the Company, the Parent, the Designated Borrowers from time to time party thereto, the Additional Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, the Lenders have agreed to provide the Borrowers with the credit facilities provided for therein; and

WHEREAS, pursuant to Section 2.02(f)(iii) of the Credit Agreement, the Company has requested that each of the Lenders identified on Schedule I attached hereto (the “Incremental Term Loan Lenders”) provide a portion of an Incremental Term A Loan in the aggregate principal amount of $700,000,000 to the Company; and
WHEREAS, each Incremental Term Loan Lender has agreed to provide a portion of such Incremental Term A Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Establishment of Incremental Term Loan. Subject to the terms and conditions set forth herein, a new term loan in the original principal amount of $700,000,000 (herein the “Incremental Term Loan”) is hereby established as an Incremental Term A Loan pursuant to Section 2.02(f)(iii) of the Credit Agreement. In furtherance thereof:

(a)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to the Company in Dollars on the date hereof in the amount of its respective Incremental Term Loan Commitment set forth on Schedule I attached hereto; provided that, after giving effect to such advances, the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders with respect to the Incremental Term Loan as of the date hereof shall be as set forth on Schedule I attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule I attached hereto.

(b)    The Applicable Rate with respect to the Incremental Term Loan shall be the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a) of the Credit Agreement:

Pricing Tier	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans

1	> 3.75:1.0	1.75%	0.75%
2	> 2.00:1.0 but < 3.75:1.0	1.50%	0.50%
3	< 2.00:1.0	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a) of the Credit Agreement, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding anything to the contrary contained in this subsection, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) of the Credit Agreement.

(c)    The Incremental Term Loan Maturity Date for the Incremental Term Loan shall be December 19, 2023.

(d)    The Company shall repay to the Incremental Term Loan Lenders the outstanding principal amount of the Incremental Term Loan in consecutive installments on the last Business Day of each March, June, September and December, beginning on December 31, 2019, and on the Incremental Term Loan Maturity Date, in each case, in the respective amounts set forth below (as such amounts may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 of the Credit Agreement), unless accelerated sooner pursuant to Section 9.02 of the Credit Agreement:

Payment Dates	Principal Amortization Payment

December 31, 2019	$8,750,000.00
March 31, 2020	$8,750,000.00
June 30, 2020	$8,750,000.00
September 30, 2020	$8,750,000.00
December 31, 2020	$8,750,000.00
March 31, 2021	$8,750,000.00
June 30, 2021	$8,750,000.00
September 30, 2021	$8,750,000.00
December 31, 2021	$8,750,000.00
March 31, 2022	$8,750,000.00
June 30, 2022	$8,750,000.00
September 30, 2022	$8,750,000.00
December 31, 2022	$8,750,000.00
March 31, 2023	$8,750,000.00
June 30, 2023	$8,750,000.00
September 30, 2023	$8,750,000.00
Incremental Term Loan Maturity Date	Outstanding Principal Balance of Incremental Term Loan

(e)    The Company shall use the proceeds of the Incremental Term Loan to finance working capital, Permitted Acquisitions, share repurchases permitted by Section 8.06 of the Credit Agreement and for other lawful corporate purposes.

2.    Amendments. The Loan Documents are hereby amended as follows:

(a)    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order and shall read as follows:

“Additional Aggregate Revolving A Commitments” has the meaning specified in Section 2.02(f)(i).

“Additional Aggregate Revolving B Commitments” has the meaning specified in Section 2.02(f)(ii).

“Additional Incremental Term Loan” has the meaning specified in Section 2.02(f)(iii).

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Sixth Amendment Effective Date” means August 2, 2019.

“Supported QFC” has the meaning specified in Section 11.21.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

(b)    The following definitions in Section 1.01 of the Credit Agreement are amended and restated in their entireties and shall read as follows:

“Arrangers” means (a) BofA Securities, Inc., in its capacity as joint lead arranger and joint bookrunner, (b) PNC Capital Markets, LLC, in its capacity as joint lead arranger and joint bookrunner, and (c) MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.), in its capacity as joint lead arranger and joint bookrunner.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Receivables Facility of any Person, the amount of obligations outstanding on any date of determination that would be characterized as principal if such Receivables Facility had been structured as a secured loan rather than a sale. With respect to a Receivables Facility in which accounts and other assets are sold or contributed to a special purpose entity (including FleetCor Funding LLC), “Attributable Indebtedness” shall refer to the obligations of such special purpose entity.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Funded Indebtedness (excluding Attributable Indebtedness and other Indebtedness (if any), in each case with respect to all Receivables Facilities, in an aggregate amount not to exceed the greater of (A) $1,200,000,000 and (B) 125% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Parent for which financial statements have been delivered to the Administrative Agent under Section 7.01(a) or (b)) as of such date minus (ii) Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Fee Letter” means the letter agreement dated as of July 13, 2017 among the Company, Bank of America and BofA Securities (as successor to Merrill Lynch, Pierce, Fenner & Smith Incorporated).

(c)    The definitions of “MLPFS” and “Additional Incremental Term B Loan” in Section 1.01 of the Credit Agreement are deleted in their entirety.

(d)    The second sentence of the definition of “Obligations” in Section 1.01 of the Credit Agreement is amended and restated in its entirety and shall read as follows:

The foregoing shall also include (a) all obligations under any Swap Contract between any Subsidiary (other than any Designated Borrower) and any Swap Bank that is permitted to be incurred pursuant to Section 8.03(d) and (b) all obligations under any Treasury Management Agreement between any Subsidiary (other than any Designated Borrower) and any Treasury Management Bank.

(e)    The definition of “Receivables Facility” in Section 1.01 of the Credit Agreement is amended to replace the reference to “co-purchase conduit facility” with “purchase or financing facility”.

(f)    The second sentence of Section 1.08 of the Credit Agreement is amended and restated in its entirety and shall read as follows:

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Base Rate” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(g)    The lead-in to Section 2.02(f)(i) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

Increase in Aggregate Revolving A Commitments. The Company may, at any time and from time to time prior to the Maturity Date with respect to the Aggregate Revolving A Commitments, upon prior written notice to the Administrative Agent, increase the Aggregate Revolving A Commitments (x) by a maximum aggregate amount (for all increases in the Aggregate Revolving A Commitments after the Sixth Amendment Effective Date other than those constituting Additional Aggregate Revolving A Commitments) of up to the sum of (1) SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) less (2) the amount, if any, of any increase in the Aggregate Revolving B Commitments instituted after the Sixth Amendment Effective Date pursuant to clause (ii) below (other than any Additional Aggregate Revolving B Commitments) less (3) the amount, if any, of any Incremental Term Loans instituted after the Sixth Amendment Effective Date pursuant to clause (iii) below (other than any Additional Incremental Term Loans), and (y) in addition, in an unlimited amount at any time that the Consolidated Leverage Ratio (giving effect to the incurrence of such increase in Aggregate Revolving A Commitments and any concurrent institution of Additional Aggregate Revolving B Commitments and Additional Incremental Term Loans (and treating such increase in Aggregate Revolving A Commitments and Additional Aggregate Revolving B Commitments as fully drawn for such purpose) on a Pro Forma Basis and calculated as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b)) is less than 3.00 to 1.00 (each, an “Additional Aggregate Revolving A Commitment”) (it being understood and agreed that for purposes of calculating the Consolidated Leverage Ratio under this clause (f)(i)(y), (X) the identifiable proceeds of any Loans borrowed in respect of such Aggregate Revolving A Commitments shall not qualify as Unrestricted Cash for the purposes of clause (a)(ii) of the definition of Consolidated Leverage Ratio and (Y) any increase in the Aggregate Revolving A Commitments under clause (f)(i)(y) above shall be deemed incurred prior to giving effect to any substantially concurrent increase of the Aggregate Revolving A Commitments pursuant to clause (f)(i)(x) above, any substantially concurrent increase of the Aggregate Revolving B Commitments pursuant to clause (f)(ii)(x) below, and any substantially concurrent incurrence of Incremental Term Loans pursuant to clause (f)(iii)(x) below), with additional Revolving A Commitments from any existing Lender with a Revolving A Commitment or new Revolving A Commitments from any other Person (other than any Borrower or any Affiliate or Subsidiary of any Borrower) selected by the Borrowers and reasonably acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that:

(h)    The lead-in to Section 2.02(f)(ii) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

Increase in Aggregate Revolving B Commitments. The Company may, at any time and from time to time prior to the Maturity Date with respect to the Aggregate Revolving B Commitments, upon prior written notice to the Administrative Agent, increase the Aggregate Revolving B Commitments (x) by a maximum aggregate amount (for all increases in the Aggregate Revolving B Commitments after the Sixth Amendment Effective Date other than those constituting Additional Aggregate Revolving B Commitments) of up to the sum of (1) SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) less (2) the amount, if any, of any increase in the Aggregate Revolving A Commitments instituted after the Sixth Amendment Effective Date pursuant to clause (i) above (other than any Additional Aggregate Revolving A Commitments) less (3) the amount, if any, of any Incremental Term Loans instituted after the Sixth Amendment Effective Date pursuant to clause (iii) below (other than any Additional Incremental Term Loans), and (y) in addition, in an unlimited amount at any time that the Consolidated Leverage Ratio (giving effect to the incurrence of such increase in Aggregate Revolving B Commitments and any concurrent institution of Additional Aggregate Revolving A Commitments and Additional Incremental Term Loans (and treating such increase in Aggregate Revolving B Commitments and Additional Aggregate Revolving A Commitments as fully drawn for such purpose) on a Pro Forma Basis and calculated as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b)) is less than 3.00 to 1.00 (each, and “Additional Aggregate Revolving B Commitment”) (it being understood and agreed that for purposes of calculating the Consolidated Leverage Ratio under this clause (f)(ii)(y), (X) the identifiable proceeds of any Loans borrowed in respect of such Aggregate Revolving B Commitments shall not qualify as Unrestricted Cash for the purposes of clause (a)(ii) of the definition of Consolidated Leverage Ratio and (Y) any increase in the Aggregate Revolving B Commitments under clause (f)(ii)(y) above shall be deemed incurred prior to giving effect to any substantially concurrent increase of the Aggregate Revolving B Commitments pursuant to clause (f)(ii)(x) above, any substantially concurrent increase of the Aggregate Revolving A Commitments pursuant to clause (f)(i)(x) above, and any substantially concurrent incurrence of Incremental Term Loans pursuant to clause (f)(iii)(x) below), with additional Revolving B Commitments from any existing Lender with a Revolving B Commitment or new Revolving B Commitments from any other Person (other than any Borrower or any Affiliate or Subsidiary of any Borrower) selected by the Borrowers and reasonably acceptable to the Administrative Agent and the Swing Line Lender; provided that:

(i)    The lead-in to Section 2.02(f)(iii) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

Institution of Incremental Term Loans. Upon prior written notice to the Administrative Agent, the Company may institute one or more incremental term loan tranches (each an “Incremental Term Loan”) that are Incremental Term A Loans, at any time prior to the Maturity Date with respect to the Term A Loan, or that are Incremental Term B Loans, at any time prior to the Maturity Date with respect to the Term B‑3 Loan, (x) in a maximum aggregate amount (for all Incremental Term Loans instituted after the Sixth Amendment Effective Date other than those constituting Additional Incremental Term Loans) of up to the sum of (1) SEVEN HUNDRED FIFTY MILLION DOLLARS ($750,000,000) less (2) the amount, if any, of any increase in the Aggregate Revolving A Commitments instituted after the Sixth Amendment Effective Date pursuant to clause (i) above (other than any Additional Aggregate Revolving A Commitments), less (3) the amount, if any, of any increase in the Aggregate Revolving B Commitments instituted after the Sixth Amendment Effective Date pursuant to clause (ii) above (other than any Additional Aggregate Revolving B Commitments); and (y) in addition, in an unlimited amount of Incremental Term Loans that are instituted at any time that the Consolidated Leverage Ratio (in each case, giving effect to the incurrence of such Incremental Term Loan any concurrent institution of Additional Aggregate Revolving A Commitments and Additional Aggregate Revolving B Commitments (and treating such Additional Aggregate Revolving A Commitments and Additional Aggregate Revolving B Commitments as fully drawn for such purpose) on a Pro Forma Basis and calculated as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b)) is less than 3.00 to 1.00 (each an “Additional Incremental Term Loan”) (it being understood and agreed that for purposes of calculating the Consolidated Leverage Ratio under this clause (f)(iii)(y), (X) the identifiable proceeds of such Incremental Term Loans shall not qualify as Unrestricted Cash for the purposes of clause (a)(ii) of the definition of Consolidated Leverage Ratio and (Y) any institution of Incremental Term Loans under clause (f)(iii)(y) above shall be deemed incurred prior to giving effect to any substantially concurrent institution of Incremental Term Loans pursuant to clause (f)(iii)(x) above, any substantially concurrent increase of the Aggregate Revolving A Commitments pursuant to clause (f)(i)(x) above, and any substantially concurrent increase of the Aggregate Revolving B Commitments pursuant to clause (f)(ii)(x) above); provided that:

(j)    The second sentence of Section 2.07(b) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

The applicable Designated Borrower shall repay each Foreign Swing Line Loan made to such Designated Borrower on the earlier to occur of (i) the date that is twenty (20) Business Days after such Loan is made and (ii) the Maturity Date.

(k)    Section 2.09(b) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

(b)    Fee Letter. The Company shall pay to BofA Securities, the Administrative Agent and the L/C Issuer, for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non‑refundable for any reason whatsoever.

(l)    Section 6.15(b) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

(b)    As of the Sixth Amendment Effective Date, the information included in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender, if applicable, is true and correct in all respects.

(m)    Section 8.03(f) of the Credit Agreement is amended and restated in its entirety and shall read as follows:

(f)    Attributable Indebtedness and other Indebtedness (if any) in connection with Receivables Facilities (including Guarantees of such Attributable Indebtedness and other Indebtedness (if any) that is otherwise permitted under this Section 8.03(f)), in an aggregate principal amount outstanding not to exceed, at the time of incurrence of such Attributable Indebtedness or other Indebtedness (measured after giving effect to the incurrence thereof), the greater of (i) $1,500,000,000 and (ii) an amount equal to 150% of Consolidated EBITDA for the most recent period of four fiscal quarters of the Parent for which financial statements have been delivered to the Administrative Agent under Section 7.01(a) or (b), and all yield, interest, fees, indemnities and other amounts related thereto;

(n)    A new Section 11.21 is added to Article XI of the Credit Agreement immediately after Section 11.20 of the Credit Agreement and shall read as follows:

11.21    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under such U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(o)    A new Section 22 is added to the Guaranty immediately after Section 21 of the Guaranty and shall read as follows:

22.    Acknowledgement Regarding Any Supported QFCs. The terms of Section 11.21 of the Credit Agreement with respect to acknowledgement regarding any Supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(p)    A new Section 27 is added to the Security Agreement immediately after Section 26 of the Security Agreement and shall read as follows:

27.    Acknowledgement Regarding Any Supported QFCs. The terms of Section 11.21 of the Credit Agreement with respect to acknowledgement regarding any Supported QFCs is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of the Company, the Designated Borrowers, the Additional Borrower and the Guarantors and (ii) each of the Incremental Term Loan Lenders and (if any) the other Required Lenders.
(b)Receipt by the Administrative Agent of Incremental Term Notes executed by a Responsible Officer of the Company in favor of each Incremental Term Loan Lender requesting an Incremental Term Note from the Company.
(c)Receipt by the Administrative Agent of (i) a Pro Forma Compliance Certificate, duly executed by a Responsible Officer of the Parent, demonstrating that, upon giving effect to the institution of the Incremental Term Loan on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) of the Credit Agreement and (ii) a certificate, dated as of the Sixth Amendment Effective Date, signed by the Parent’s chief financial officer certifying as to the Solvency of the Parent and its Subsidiaries on a consolidated basis upon giving effect to the institution of the Incremental Term Loan.
(d)Receipt by the Administrative Agent of a certificate of each domestic Loan Party, in each case, duly executed by a Responsible Officer of each such Loan Party, dated as of the Sixth Amendment Effective Date, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment, the Incremental Term Loan and the other transactions contemplated hereby, (ii) certifying and attaching copies of the Organization Documents of such Loan Party, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (or, as to any such Organization Documents that have not been amended, modified or terminated since previously certified to the Administrative Agent, certifying that such Organization Documents have not been amended, modified or terminated since such date and remain in full force and effect, and true and complete, in the form previously delivered to the Administrative Agent on such date), (iii) certifying as to the incumbency, identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with the Incremental Term Loan, this Amendment and the other Loan Documents to which such Loan Party is a party, and (iv) in the case of the Company, certifying (A) as to the matters set forth in Section 4(c)(iv) and (v) and (B) that there has not occurred, since December 31, 2018, any event or circumstance that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(e)Receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may require to evidence that each domestic Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization or formation.
(f)Receipt by the Administrative Agent of favorable domestic opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each Incremental Term Loan Lender), and dated as of the Sixth Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.
(g)Receipt by the Administrative Agent of the following: (i) searches of Uniform Commercial Code filings and tax and judgment liens in the jurisdiction of formation of each domestic Loan Party and each other jurisdiction reasonably required by the Administrative Agent, disclosing no Liens other than Permitted Liens; (ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the Collateral; (iii) searches of ownership of, and Liens on, United States registered intellectual property of each domestic Loan Party in the appropriate governmental offices, disclosing no Liens other than Permitted Liens; and (iv) duly executed notices of grant of security interest in substantially the form required by the Security Agreement as are necessary, in the Administrative Agent’s discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property of the Loan Parties.
(h)To the extent required by the Administrative Agent, receipt by the Administrative Agent of copies of certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including naming the Administrative Agent and its successors and assigns as additional insured (in the case of liability insurance) or lenders’ loss payee (in the case of property insurance) on behalf of the Lenders.
(i)Receipt by each Lender of all documentation and other information that it has reasonably requested in writing that it has reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(j)With respect to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, delivery by such Borrower, to each Lender that so requests, of a Beneficial Ownership Certification in relation to such Borrower.
(k)Receipt by the Administrative Agent of any fees owing to BofA Securities (or any of its designated Affiliates), the Administrative Agent and the Incremental Term Loan Lenders that are required to be paid on or before the Sixth Amendment Effective Date.
(l)The Administrative Agent shall have received a Loan Notice with respect to the Incremental Term Loan in accordance with the requirements of the Credit Agreement.
(m)Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel, if so requested by the Administrative Agent) to the extent invoiced prior to or on the Sixth Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objections.
4.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of the Incremental Term Loan, this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Administrative Agent for the benefit of the holders of the Obligations under the Collateral Documents to secure the Obligations are in full force and effect, are properly perfected, and are enforceable in accordance with the terms of the Security Agreement and the other Loan Documents.

(c)    Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)    The execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene the terms of any of such Loan Party’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (I) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any Law.

(ii)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to laws generally affecting creditors’ rights, to statutes of limitations and to principles of equity.

(iii)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment or the Credit Agreement as amended hereby.

(iv)    After giving effect to this Amendment, the representations and warranties of such Loan Party set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Sixth Amendment Effective Date with the same effect as if made on and as of the Sixth Amendment Effective Date, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4(c)(iv), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement.

(v)    After giving effect to this Amendment, no Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.

(vi)    The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the Sixth Amendment Effective Date that are required to become Guarantors pursuant to the Credit Agreement on or prior to the Sixth Amendment Effective Date.

(d)    Each Incremental Term Loan Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (C) from and after the Sixth Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as an Incremental Term Loan Lender thereunder and shall have the obligations of an Incremental Term Loan Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become an Incremental Term Loan Lender under the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Loan Lender, and (E) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Term Loan Lender.
(e)    Each of the Administrative Agent and the Loan Parties agrees that, as of the Sixth Amendment Effective Date, each Incremental Term Loan Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be an “Incremental Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (iii) have the rights and obligations of an Incremental Term Loan Lender under the Credit Agreement and the other Loan Documents.
(f)    The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.
(g)    Each Lender party hereto represents and warrants that, after giving effect to this Agreement, the representations and warranties of such Lender set forth in the Credit Agreement (as amended by this Amendment) are true and correct as of the Sixth Amendment Effective Date. Each Lender party hereto hereby agrees to comply with the covenants applicable to such Lender set forth in the Credit Agreement (as amended by this Amendment).
(h)    This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.
(i)    This Amendment is a Loan Document, a Lender Joinder Agreement and an Incremental Facility Amendment for all purposes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness hereof, all references to the Credit Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended hereby.
(j)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THIS AMENDMENT SHALL BE FURTHER SUBJECT TO THE TERMS AND CONDITIONS OF SECTIONS 11.14 AND 11.15 OF THE CREDIT AGREEMENT, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AS IF FULLY SET FORTH HEREIN.
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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

COMPANY:            FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,
a Georgia limited liability company

By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

PARENT:            FLEETCOR TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

DESIGNATED
BORROWERS:            FLEETCOR UK ACQUISITION LIMITED,
a private limited company registered in England and Wales

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director

ALLSTAR BUSINESS SOLUTIONS LIMITED,
a private limited company registered in England and Wales

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director

BUSINESS FUEL CARDS PTY LTD (formerly FleetCor Technologies Australia Pty Ltd), a proprietary limited company registered in Australia, in accordance with section 127 of the Corporations Act 2001 (Cth)
ACN 161 721 106

By: /s/Eric Dey
Name: Eric Dey
Title: Director

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director
FLEETCOR TECHNOLOGIES NEW ZEALAND LIMITED,
a company registered in New Zealand

By: /s/ Steve Pisciotta
Name: Steven Joseph Pisciotta
Title: Director

FLEETCOR LUXEMBOURG HOLDING2,
a société à responsabilité limitée incorporated under the laws of Luxembourg

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Type A Manager

ADDITIONAL
BORROWER:            CAMBRIDGE MERCANTILE CORP. (U.S.A.),
a Delaware corporation

By: /s/Gary McDonald
Name: Gary McDonald
Title: President

GUARANTORS:        CFN HOLDING CO.,
a Delaware corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
CLC GROUP, INC.,
a Delaware corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
CORPORATE LODGING CONSULTANTS, INC.,
a Kansas corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

CREW TRANSPORTATION SPECIALISTS, INC.,
a Kansas corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
MANNATEC, INC.,
a Georgia corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
FLEETCOR FUEL CARDS LLC,
a Delaware limited liability company
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
PACIFIC PRIDE SERVICES, LLC,
a Delaware limited liability company
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer
NVOICEPAY, INC.,
an Oregon corporation
By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

FCHC HOLDING COMPANY, LLC,
a Delaware limited liability company
By: /s/ John Coughlin
Name: John Coughlin
Title: President

COMDATA INC.,
a Delaware corporation
By: /s/ Robert E. Kribbs
Name: Robert E. Kribbs
Title: Vice President

COMDATA TN, INC.,
a Tennessee corporation
By: /s/ Robert E. Kribbs
Name: Robert E. Kribbs
Title: Vice President
COMDATA NETWORK, INC. OF CALIFORNIA,
a California corporation
By: /s/ Robert E. Kribbs
Name:    Robert E. Kribbs
Title: Vice President

CAMBRIDGE MERCANTILE CORP. (NEVADA),
a Delaware corporation
By: /s/ Michael Rockouski
Name: Michael Rockouski
Title: President

ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Ryan Maples
Name: Ryan Maples
Title: Sr. Vice President

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By: /s/ Jonathan Malden
Name: Jonathan Malden
Title: Duly Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION
as a Lender

By: /s/ Tiffany Calloway
Name: Tiffany Calloway
Title: Senior Vice President

Schedule I

INCREMENTAL TERM LOAN COMMITMENTS AND APPLICABLE PERCENTAGES

LENDER	INCREMENTAL TERM LOAN COMMITMENT	APPLICABLE PERCENTAGE OF INCREMENTAL TERM LOAN COMMITMENTS
Capital One, National Association	$104,100,000.00	14.871428570%
Wells Fargo Bank, National Association	$90,205,650.16	12.886521450%
TD Bank, N.A.	$68,761,296.40	9.823042343%
The Bank of Nova Scotia	$50,000,000.00	7.142857143%
Santander Bank, National Association	$50,000,000.00	7.142857143%
Bank of America, N.A.	$37,883,655.94	5.411950849%
MUFG Bank, Ltd. (f/k/a The Bank of Tokyo Mitsubishi UFJ, Ltd.)	$33,000,000.00	4.714285714%
PNC Bank, National Association	$33,000,000.00	4.714285714%
State Bank of India, New York Branch	$30,000,000.00	4.285714286%
BMO Harris Bank, N.A.	$27,930,673.00	3.990096143%
Fifth Third Bank	$25,000,000.00	3.571428571%
Mizuho Bank, LTD.	$25,000,000.00	3.571428571%
Regions Bank	$25,000,000.00	3.571428571%
JPMorgan Chase Bank, N.A.	$25,000,000.00	3.571428571%
Synovus Bank	$10,994,227.41	1.570603916%
Crédit Industriel et Commercial, New York Branch	$10,000,000.00	1.428571429%
First Commercial Bank, LTD., New York Branch	$10,000,000.00	1.428571429%
MidFirst Bank	$10,000,000.00	1.428571429%
People's United Bank, National Association	$10,000,000.00	1.428571429%
Royal Bank of Canada	$7,481,315.23	1.068759319%
Eastern Bank	$6,000,000.00	0.857142857%
Flushing Bank	$5,643,181.86	0.806168837%
The Huntington National Bank	$5,000,000.00	0.714285714%
TOTAL:	$700,000,000.00	100.000000000%